Administrative Services Agreement

DATE:   February 1, 2002

PARTIES: XRG G&A, INC., a Florida corporation ("Service Provider"), XRG, INC., a Delaware corporation ("Parent"), and KDK TRANSPORT, INC., a Pennsylvania corporation ("Company").

         Whereas:

         A. The Service Provider is a wholly-owned subsidiary of Parent which plans to acquire certain assets utilized by the Company in its transportation services business (the "Business"), including certain assets useful in the administration of day-to-day business operations, which acquisition would be made pursuant to the terms and conditions of an Asset Purchase Agreement by and between the Company and Parent (the "Acquisition").

         B. Subsequent to the consummation of the Acquisition, the Company will retain certain assets related to the Business, including certain terminals as set forth in Exhibit D to the said Asset Purchase Agreement (the "Retained Business").

         C. The Company desires to acquire from the Service Provider certain administrative services in order to permit the Company to administer its corporate and business affairs with respect to the Business prior to the consummation of the Acquisition and, subsequent to the Acquisition, with respect to the Retained Business, in a cost-efficient manner, and the Service Provider desires to provide those services to the Company.

         Now, therefore, in consideration of the covenants and obligations of the parties set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       Administrative Services
         -----------------------
         The Service Provider, through its agents or employees, shall perform the following services for the Company during the term of this Agreement:

         (a)      invoicing;

         (b)      collection, recording and depositing of accounts receivable;

         (c)      federal and state regulatory compliance;

         (d)      credit reviews;

         (e) processing driver advances, driver payments, and agent commissions;

         (f)      telephone answering services; and

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         (g)      receiving and sending billing and paperwork.

2.       Term and Termination
         ---------------------

         This Agreement will commence as of the date indicated above and will remain in effect for a period of five (5) years unless terminated earlier by the Company upon thirty (30) days prior written notice to the Service Provider. The Company has the option to renew this Agreement for an additional five-year term. The Service Provider may terminate this Agreement upon written notice to the Company if the Company fails to pay any undisputed payable service fee or insurance fee and such failure continues for fifteen (15) days after the Service Provider provides written notice of such failure to the Company.

3.       Service Fees.
         ------------

         As consideration for providing the services set forth in Paragraph 1 of this Agreement, the Company shall pay the Service Provider a service fee equal to three percent (3%) of the weekly trucking and brokerage gross billings of the Company, which service fee shall increase to three and one-half percent (3.5%) of the weekly trucking and brokerage gross billings of the Company effective as of the effective date of the closing of the Acquisition to cover compensation paid to Richard Francis by the Service Provider for additional services he provides to the Company. The service fee shall be paid to the Service Provider on every Friday during the term of this Agreement and will be based on the Company's trucking and brokerage gross billings for the previous week.

4.       General Liability and Cargo Insurance.
         -------------------------------------

         Effective as of the effective date of the closing of the Acquisition, the Service Provider shall obtain or maintain general liability, automobile liability and cargo insurance on behalf of the Company for a fee equal to three percent (3%) of the monthly non-brokerage gross billings of the Company. The insurance fee shall be paid to the Service Provider by the tenth (10th) day of each month during the term of this Agreement and will be based on the Company's non-brokerage gross billings for the previous month. Such insurance shall be with a financially responsible insurance company licensed to do business in Pennsylvania and shall provide for such coverage limits as may be determined by the Company, which limits shall be consistent with those currently in effect on the date of this Agreement, unless otherwise agreed by the parties hereto. Service Provider shall provide Company with certificates of insurance evidencing such insurance coverage.

5.       Confidentiality.
         ---------------

         During the term hereof, or at any time after the termination of this Agreement, neither party shall, without the prior written authorization of the other party (or unless in compliance with the terms of this Agreement), disclose to a third party or use for any competitive purpose any Confidential Information concerning the business of the other party. The term "Confidential Information"

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as used herein shall mean non-public  information that has been disclosed by one party to the other party, or is known by a party as a consequence of its engagement hereunder. Service Provider acknowledges that all Confidential Information used by Company in connection with the Retained Business shall at all times remain the property of Company, and that upon termination of this Agreement Service Provider will surrender the same to Company, including all copies thereof. Company acknowledges that Confidential Information used by Service Provider in connection with Service Provider's business shall at all times remain the property of Service Provider, and that upon termination of this Agreement Company will surrender the same to Service Provider, including all copies thereof. This paragraph shall survive the termination of this Agreement.

6.       Entire Agreement.
         ----------------

         This Agreement sets forth the entire understanding and agreement among the parties hereto with reference to the subject matter hereof, and supersedes any prior understanding or agreements between the parties hereto, either oral or written.

7.       Modification.
         ------------

         This Agreement may not be modified, amended, discharged or terminated except by a written instrument signed by the parties hereto.

8.       Governing Law; Jurisdiction and Venue.
         -------------------------------------

         This Agreement shall be governed by, and construed in accordance with, the internal laws, and not the laws of conflicts, of the Commonwealth of Pennsylvania. With respect to the enforcement of any award under arbitration proceedings or any claim regarding the Company's failure to pay any undisputed service or insurance fee, each party hereby submits to the jurisdiction and venue of the Allegheny County Court of Common Pleas of the Commonwealth of Pennsylvania or the United States District Court for the Western District of Pennsylvania.

9.       Assignment.
         ----------

         Service Provider may not assign this Agreement without the prior written consent of Company.

10.      Arbitration.
         -----------

         Any dispute, controversy or claim arising out of or relating to this Agreement, or a breach hereof, other than the Company's failure to pay any undisputed service or insurance fees, shall be settled by arbitration in Pittsburgh, Pennsylvania, before a panel of arbitrators selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and judgment upon the award rendered may be enforced in any court having jurisdiction thereof. The fees and costs of such arbitration, including the reasonable fees and costs of attorneys for the parties, shall be apportioned between the parties by the arbitrators.

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11.      Parent Corporation Guaranty.
         ---------------------------

         Parent hereby irrevocably and unconditionally guarantees to Company the performance of any and all of Service Provider's duties and obligations hereunder (the "Obligations") and Parent hereby irrevocably and unconditionally covenants and agrees that it is liable for the Obligations as a primary obligor. If it or any part of the Obligations shall not be punctually paid or performed when due, Parent shall, immediately upon demand by Company, and without presentment, protest, notice of protest, notice of non-payment or any other notice whatsoever, pay the amount due on the Obligations or perform the Obligations of Service Provider. Parent hereby agrees that its obligations under this Section 11 shall not be released, diminished or otherwise impaired by any modification of all or any part of the obligations or by the reorganization, merger or consolidation of Service Provider into or with any other entity, and that such obligations will be the obligation of any successor or assign of Parent.



Agreed:



XRG G&A, INC.                               KDK TRANSPORT, INC.

By:                                         By:
   ---------------------------------           --------------------------------

Title:                                      Title:
      ------------------------------              -----------------------------



XRG, Inc.

By:
   ---------------------------------

Title:
      ------------------------------

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